Exhibit 10.1
4314 E. 5th Ave.
FIRST LEASE AMENDMENT
THIS FIRST LEASE AMENDMENT (“Amendment”) is executed as of this 29th day of September, 2009, by and between 4300 VENTURE 34910 LLC, a Delaware limited liability company (“Landlord”), and eTailDirect LLC, an Ohio limited liability company (“Tenant”).
BACKGROUND:
A. Landlord and Tenant entered into a certain Industrial Lease — Net dated as of October 1, 2007 (the “Lease”) whereby Tenant leased from Landlord and Landlord leased to Tenant certain premises initially consisting of approximately 265,000 square feet of space located in Building 3 of the Columbus International Aircenter, located in the City of Columbus, County of Franklin, State of Ohio;
B. Landlord and Tenant desire to amend the Lease to reduce the size of the Leased Premises, modify the delivery cadence of the future portions of the Leased Premises and modify the Rent.
NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:
1. Remise of Space to Landlord. Effective as of March 1, 2009 (the “Effective Date”), (a) Tenant hereby releases and remises to Landlord all Tenant’s right, title and interest in and to approximately 20,730 square feet of space located on the first floor of Building 3 and 64,000 square feet of space located on the basement level of Building 3 and more specifically identified on Exhibit A-1 (together, the “Released Space”) that is attached to and incorporated into this Amendment, and (b) the Released Space shall not be nor become at any time part of the Leased Premises. Tenant warrants and represents to Landlord that the Released Space is free of all interests, liens or tenancies claimed by, through or as the result of Tenant’s possession.
2. Elimination of 2010 Early Termination Option. Tenant’s right to terminate the Lease early by notice by September 1, 2009 effective as of February 1, 2010 is hereby extinguished and nullified.
3. Revised Delivery Schedule for Expansions of the Leased Premises; Option for Further Deferral of Delivery Schedule; Revised Annual Rent. Unless Tenant properly exercises the option granted in subparagraph 3(b) below, the delivery schedule for expansions of the Leased Premises shall be as set forth in subparagraph 3(a) below.
(a)	As of the Effective Date, the table set forth in Section 1.2 is hereby deleted and restated:

Date of Delivery by	Approx. Square	Approx. Total Square
Landlord	Footage Delivered	Footage
October 1, 2007	265,000	265,000
February 28, 2010	79,270	344,270
February 28, 2011	200,000	544,270
February 28, 2012	62,000	606,270
February 28, 2014	120,000	726,270

4314 E. 5th Ave.
And, as of the Effective Date, the table set forth in Section 1.6(b) is hereby deleted and restated:

		1st				Monthly
	Total 1st	Floor		Bsm’t		Install’ts of
Period	Floor SF	$/SF/yr	Bsm’t SF	$/SF/yr	Annual Rent	Annual Rent
2/01/2008 to 12/31/2008	265,000	$2.25			$596,250.00	$49,687.50
1/01/2009 to 2/28/2010	265,000	$2.10			$556,500.00	$46,375.00
3/01/2010 to 2/28/2011	344,270	$2.00			$688,540.00	$57,378.33
3/01/2011 to 2/28/2012	544,270	$2.00			$1,088,540.00	$90,711.67
3/01/2012 to 2/29/2013	606,270	$2.00			$1,212,540.00	$101,045.00
3/01/2013 to 2/28/2014	606,270	$2.00			$1,212,540.00	$101,045.00
3/01/2014 to 2/28/2015	606,270	$2.00	120,000	$0.30	$1,248,540.00	$104,045.00
3/01/2015 to 2/28/2016	606,270	$2.00	120,000	$0.35	$1,254,540.00	$104,545.00
3/01/2016 to 2/28/2017	606,270	$2.00	120,000	$0.40	$1,260,540.00	$105,045.00
3/01/2017 to 9/30/2017	606,270	$2.00	120,000	$0.45	$1,266,540.00	$105,545.00
First Option Term (5yrs.)	606,270	$2.40	120,000	$0.50	$1,515,048.00	$126,254.00
Second Option Term (5 yrs.)	606,270	$2.70	120,000	$0.50	$1,696,929.00	$141,410.75
(b)	Tenant shall have the option to further defer the delivery schedule for expansions of the Leased Premises; provided however, Tenant’s option shall only be effective if both (1) Tenant gives written notice to Landlord of the exercise of this option on January 29, 2010, and (2) Tenant’s sales (net of returns) for its DSW.com division on a trailing 12 month basis is less than $68 million. In the event that Tenant does not exercise its option or that these requirements are not met, then Tenant shall not have the right to defer the delivery schedule for expansion of the Leased Premises. In the event that Tenant properly exercises its option under this subparagraph 3(b), then, as of the Effective Date, the table set forth in Section 1.2 is hereby deleted and restated:

Date of Delivery by	Approx. Square	Approx. Total Square
Landlord	Footage Delivered	Footage
October 1, 2007	265,000	265,000
September 1, 2010	79,270	344,270
September 1, 2011	200,000	544,270
September 1, 2012	62,000	606,270
September 1, 2014	120,000	726,270

4314 E. 5th Ave.
And, as of the Effective Date, the table set forth in Section 1.6(b) is hereby deleted and restated:

		1st				Monthly
	Total 1st	Floor		Bsm’t		Install’ts of
Period	Floor SF	$/SF/yr	Bsm’t SF	$/SF/yr	Annual Rent	Annual Rent
2/01/2008 to 12/31/2008	265,000	$2.25			$596,250.00	$49,687.50
1/01/2009 to 8/31/2010	265,000	$2.10			$556,500.00	$46,375.00
9/01/2010 to 8/31/2011	344,270	$2.00			$688,540.00	$57,378.33
9/01/2011 to 8/31/2012	544,270	$2.00			$1,088,540.00	$90,711.67
9/01/2012 to 8/31/2013	606,270	$2.00			$1,212,540.00	$101,045.00
9/01/2013 to 8/31/2014	606,270	$2.00			$1,212,540.00	$101,045.00
9/01/2014 to 8/31/2015	606,270	$2.00	120,000	$0.30	$1,248,540.00	$104,045.00
9/01/2015 to 8/31/2016	606,270	$2.00	120,000	$0.35	$1,254,540.00	$104,545.00
9/01/2016 to 9/30/2017	606,270	$2.00	120,000	$0.40	$1,260,540.00	$105,045.00
First Option Term (5yrs.)	606,270	$2.40	120,000	$0.50	$1,515,048.00	$126,254.00
Second Option Term (5 yrs.)	606,270	$2.70	120,000	$0.50	$1,696,929.00	$141,410.75
4. Additional Rent. Tenant shall pay to Landlord as additional rent toward Tenant’s Pro Rata Share of Monthly Impositions, Pro Rata Share of Monthly Maintenance Costs and Monthly Pro Rata Share of Insurance Premiums, the following amounts which are agreed-upon amounts attributable to such Impositions, Costs and Premiums (collectively, “Extras”) for portions of the Leased Premises the delivery of which has been deferred:
(a)	(i) Unless Tenant properly exercises the option granted in subparagraph 3(b) above, Tenant shall pay on February 1, 2010 a fee of $69,757.56, or
(ii) If Tenant properly exercises the option granted in subparagraph 3(b) above, Tenant shall pay on February 1, 2010 a fee of $45,051.75.
(b)	Tenant’s obligations in the Lease with respect to Tenant’s Pro Rata Share of Monthly Impositions, Pro Rata Share of Monthly Maintenance Costs and Monthly Pro Rata Share of Insurance Premiums are not modified by this paragraph 4 and shall remain unchanged.

4314 E. 5th Ave.
5. Additional Rent; Cap on Increase. In the second paragraph of Section 4.3 of the Initial Lease, the phrase “shall not exceed $0.85 per square foot” is hereby deleted and replaced with “shall not exceed $0.60 per square foot”.
6. Landlord to List and Advertise for Sublease. Landlord shall use reasonable efforts to market and offer for sublease all or any portion of the undelivered, future portions of the Leased Premises located on the first floor. Tenant shall cooperate in good faith with Landlord, Landlord’s agents and prospective subtenants and their agents in efforts to negotiate and finalize a sublease for all or any portion of such space.
7. Consent to Modification; Confirmation of Lease Guaranty. Pursuant to that certain Guaranty dated November 16, 2007, DSW Inc., an Ohio corporation, currently guarantees the performance of Tenant’s obligations under the Lease as more fully set forth in said Lease Guaranty. DSW, Inc. has signed below solely for the purposes of (i) consenting to this Amendment, and (ii) confirming to Landlord that said Lease Guaranty is in full force and effect with respect to the Lease as modified by this Amendment.
8. Incorporation of Background Paragraphs. The above Background paragraphs are hereby incorporated into this Amendment as if fully set forth herein.
9. Examination of Amendment. Submission of this instrument for examination or signature does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.
10. Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.
11. Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire agreement between Landlord and Tenant regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings.
12. Lease Ratification. The Lease, as modified herein, is in full force and effect, and the parties hereby ratify the same. The Lease and this Amendment shall be binding upon the parties and their respective successors and assigns. To the extent the terms and conditions of the Lease conflict with or are inconsistent with this Amendment, the terms and conditions of this Amendment shall control.
13. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed a part of an original and all of which together shall constitute one agreement. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to form one document.
14. Full Execution and Delivery. If a fully-executed original of this Amendment is not received by Tenant at the notice address set forth above before the date that is 60 calendar days following the execution of this Amendment by Tenant, then this Amendment shall be voidable by Tenant at its option by giving written notice to Landlord under this paragraph.

4314 E. 5th Ave.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD: 4300 VENTURE 34910 LLC, a Delaware limited liability company

	By:	4300 EAST FIFTH AVENUE LLC, an Ohio limited liability company, its Member

		By:	JUBILEE-AIRCENTER, L.L.C., a Delaware limited liability company, its Managing Member

			By:	JUBILEE LIMITED PARTNERSHIP, an Ohio limited partnership, its Managing Member

				By:	SCHOTTENSTEIN PROFESSIONAL ASSET MANAGEMENT CORPORATION, a Delaware corporation, its General Partner

					By:	/s/ Jay L. Schottenstein

						Print Name:	Jay L. Schottenstein
Title: Chairman

TENANT: ETAILDIRECT LLC an Ohio limited liability company

By:	/s/ William L. Jordan

Print Name: William L. Jordan
Title: Executive Vice President and General Counsel

SIGNING SOLELY TO CONSENT AND CONFIRM AS STATED IN PARAGRAPH 6, ABOVE: DSW INC., an Ohio corporation

By:	/s/ William L. Jordan

Print Name: William L. Jordan
Title: Executive Vice President and General Counsel

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